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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form S-3) and related Prospectus of Charles River Associates Incorporated for the registration of 2,693,737 shares of common stock and to the incorporation by reference therein of our reports dated February 9, 2005, with respect to the consolidated financial statements of Charles River Associates Incorporated, Charles River Associates Incorporated management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Charles River Associates Incorporated, included in its Annual Report (Form 10-K/A) for the year ended November 27, 2004 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 6, 2005

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Consent of Independent Registered Public Accounting Firm